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                                                                       EXHIBIT 5
                        [LETTERHEAD OF SIDLEY & AUSTIN]
                                 June 19, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Metromail Corporation
          Registration Statement on Form S-8
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Gentlemen:

     We have acted as counsel for Metromail Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,600,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") to be offered to participants in the Company's 1996 Stock Incentive Plan (the "Incentive Plan") and the 1996 Broad-Based Employee Stock Plan (together with the Incentive Plan, the "Plans").

     We are familiar with the Certificate of Incorporation and the By-laws of the Company and all amendments thereto and resolutions of the Board of Directors of the Company relating to the Plans and the Registration Statement.

     In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and others, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.
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     2. If the Company, pursuant to the authorization by the Board of Directors or a duly authorized committee thereof, issues authorized and unissued shares of Common Stock for the consideration (but not less than the par value) provided in either of the Plans, such shares will, when certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration provided in such Plan, be legally issued, fully paid and non-assessable.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states to the sale of shares of common stock.

     This opinion is limited to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Sidley & Austin